UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2012

OPTICAL CABLE CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	000-27022	54-1237042
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5290 Concourse Drive Roanoke, VA		24019
(Address of principal executive offices)		(Zip Code)

(540) 265-0690

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Definitive Agreement

On August 31, 2012, Optical Cable Corporation (the “Company”) and Valley Bank (the “Bank”) entered into a Fifth Loan Modification Agreement (the “Agreement”) to the Credit Agreement dated May 30, 2008 entered into between the Company, Superior Modular Products Incorporated and Valley Bank.

The primary purpose of the Agreement was to revise the interest rate of Term Loan A and Term Loan B and the applicable repayment installments. The fixed interest rate of the two term loans was lowered to 4.25% from 5.85%.

The two loans are generally secured by the land and buildings at the Company’s headquarters and manufacturing facilities located in Roanoke, Virginia and its manufacturing and office facilities located near Asheville, North Carolina.

The Fifth Loan Modification Agreement with Valley Bank is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

The following is filed as an Exhibit to this Report.

Exhibit No.	Description of Exhibit

4.1	Fifth Loan Modification Agreement dated August 31, 2012 (FILED HEREWITH)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTICAL CABLE CORPORATION

By:	/s/ TRACY G. SMITH
Name:	Tracy G. Smith
Title:	Senior Vice President and Chief Financial Officer

Dated: August 31, 2012

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